================================================================================
    As filed with the Securities and Exchange Commission on October 10, 2001
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                               I-FLOW CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

              DELAWARE                                    33-0121984
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)

                            -------------------------

                               20202 WINDROW DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 206-2700
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                  I-FLOW CORPORATION 2001 EQUITY INCENTIVE PLAN
                              (Full Title of Plan)

                            -------------------------

                                DONALD M. EARHART
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               I-FLOW CORPORATION
                               20202 WINDROW DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 206-2700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                                   COPIES TO:

                                MARK W. SHURTLEFF
                           GIBSON, DUNN & CRUTCHER LLP
                            4 PARK PLAZA, SUITE 1700
                          IRVINE, CALIFORNIA 92614-8557
                                 (949) 451-3800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED           PROPOSED
                                                            MAXIMUM             MAXIMUM
                                        AMOUNT              OFFERING           AGGREGATE         AMOUNT OF
    TITLE OF SECURITIES                  TO BE             PRICE PER           OFFERING         REGISTRATION
     TO BE REGISTERED              REGISTERED(1)(2)         SHARE(3)           PRICE(3)             FEE
------------------------------------------------------------------------------------------------------------

       Common Stock,                    750,000              $2.19            $1,642,500          $410.63
par value $0.001 per share
=============================================================================================================

(1) Represents 750,000 shares of I-Flow's common stock issuable under the I-Flow Corporation 2001 Equity Incentive Plan.

(2) Pursuant to Rule 416(a), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the I-Flow Corporation 2001 Equity Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of I-Flow's common stock as reported on October 8, 2001 on the Nasdaq Small Cap Market.

================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by I-Flow Corporation, a Delaware corporation, and relates to 750,000 shares of I-Flow common stock issuable under the I-Flow Corporation 2001 Equity Incentive Plan.



                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*       Information required by Part I of Form S-8 to be contained in the
        Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which previously have been filed by I-Flow with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

        a) I-Flow's Annual Report on Form 10-K for fiscal year ended December 31, 2000;

        b) I-Flow's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, and June 30, 2001;

        c)  I-Flow's Current Report on Form 8-K filed on August 3, 2001;

        d) All other reports filed by I-Flow pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2000; and

        e) The description of I-Flow's common stock contained in the Registration Statement on Form 8-A/A dated October 1, 2001, together with any amendment or report filed for the purpose of updating that description.

        All documents filed by I-Flow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


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

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the General Corporation Law further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Article 7 of our Bylaws provides for indemnification of directors, officers, employees and other agents to the maximum extent permitted by the General Corporation Law. Under Article 7 of our Bylaws, to the extent that a person who may be entitled to indemnification has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in our Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending or settling a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification shall be paid by us in advance of the final disposition of such action, suit or proceeding as authorized by our board upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it ultimately is determined that no indemnification is owed.

        To implement the provisions of the General Corporation Law and our Bylaws, we have entered into Indemnification Agreements with each of our directors and officers. Under the Indemnification Agreements, we have agreed to indemnify and advance expenses to our officers and directors to the fullest extent permitted by applicable law. In addition, the Indemnification Agreements provide that if, by reason of the director or officer's status as our director, officer, employee, agent or fiduciary, or as the director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he is or was serving at our request, he is, or is threatened to be made, a party to any threatened, pending or completed proceeding, other than a proceeding by or in our right, he shall be indemnified against any expenses (including reasonable attorneys' fees), judgments, damages, penalties, ERISA excise taxes, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such proceeding or any


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

claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in our best interests, and with respect to any criminal proceeding, if had no reasonable cause to believe his conduct was unlawful.

        The Indemnification Agreements further provide that if such person is, or is threatened to be made, a party to any threatened, pending or completed proceeding brought by or in our right to procure a judgment in our favor, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in our best interests and in the best interests of our stockholders. However, no indemnification against such expenses will be made (a) in respect of any claim, issue or matter in the proceeding as to which he has been adjudged to be liable to us in the performance of his duty to us and our stockholders if applicable law prohibits such indemnification (unless the court in which the proceeding was brought or is pending determines that indemnification shall be made); (b) for amounts paid in settling or disposing of a pending proceeding without court approval; or (c) for expenses incurred in defending a pending proceeding which is settled or otherwise disposed of without court approval.

        Notwithstanding any other provision of the Indemnification Agreements, if such person is, by reason of his status as our director, officer, employee, agent or fiduciary, or as the director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he is or was serving at our request, a party to and is successful on the merits in any proceeding, or a witness in any proceeding, he shall be indemnified against all expenses (including reasonable attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Reasonable expenses (including reasonable attorneys' fees) incurred in connection with certain proceedings by an individual who may be entitled to indemnification under the Indemnification Agreement shall be paid by us in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it ultimately is determined that no indemnification is owed.

        In addition, as permitted by Section 102(b)(7) of the General Corporation Law, Article 9 of our Certificate of Incorporation eliminates the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law as it currently exists and may be amended in the future. Delaware law does not permit this provision to eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to us or our stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) for any transaction from which the director derived an improper personal benefit. Delaware law also does not permit this provision to limit a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with, federal or state securities laws or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

        Finally, our directors and officers are covered by a directors' and officers' liability policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.       Description
-----------       -----------

     4.1 Certificate of Incorporation of I-Flow (filed as Exhibit 3.1 to I-Flow's Current Report on Form 8-K filed on August 3, 2001, and incorporated herein by reference).

     4.2 Bylaws of I-Flow (filed as Exhibit 3.2 to I-Flow's Current Report on Form 8-K filed on August 3. 2001, and incorporated herein by reference).

     5          Opinion of Gibson, Dunn & Crutcher LLP.

    23.1        Consent of Deloitte & Touche LLP, independent auditors.

    23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

    24          Power of Attorney (contained on signature page hereto).


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

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on October 10, 2001.

                                                    I-FLOW CORPORATION

                                                    By: /s/ Donald M. Earhart
                                                    ----------------------------
                                                    Name:  Donald M. Earhart
                                                    Title: Chairman, President
                                                           and Chief Executive
                                                           Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Donald M. Earhart and James R. Talevich his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

         October 10, 2001


            /s/ Donald M. Earhart                                  /s/ James R. Talevich
-------------------------------------------------         -----------------------------------------
                Donald M. Earhart                                     James R. Talevich
      President and Chief Executive Officer                 Chief Financial Officer and Treasurer
          (Principal Executive Officer);                        (Principal Financial Officer)
              Chairman of the Board                            (Principal Accounting Officer)


           /s/ James J. Dal Porto
-------------------------------------------------         -----------------------------------------
               James J. Dal Porto,                        Henry Tsutomu Tai, Secretary and Director
Executive Vice President, Chief Operating Officer
                   and Director


                                                                     /s/ Joel S. Kanter
-------------------------------------------------         -----------------------------------------
             John H. Abeles, Director                             Joel S. Kanter, Director


           /s/ Jack H. Halperin
-------------------------------------------------         -----------------------------------------
            Jack H. Halperin, Director                            Erik H. Loudon, Director


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

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

     4.1 Certificate of Incorporation of I-Flow (filed as Exhibit 3.1 to I-Flow's Current Report on Form 8-K filed on August 3, 2001, and incorporated herein by reference).

     4.2 Bylaws of I-Flow (filed as Exhibit 3.2 to I-Flow's Current Report on Form 8-K filed on August 3. 2001, and incorporated herein by reference).

     5          Opinion of Gibson, Dunn & Crutcher LLP.

    23.1        Consent of Deloitte & Touche LLP, independent auditors.

    23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

    24          Power of Attorney (contained on signature page hereto).